EXHIBIT-99

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities
law liability in connection with forward-looking statements.   Hypercom
Corporation intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

"Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events
and the assumptions on which the expressed expectations are based.   All
forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to those and other uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Hypercom. Hypercom undertakes no obligation to update or revise this Cautionary Statement Regarding Forward-Looking Statements to reflect future developments. In addition, Hypercom undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Hypercom provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward-looking statements under the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the disclosures contained in the Quarterly Report on Form 10-Q to which this statement is appended as an exhibit and also include the following:

RISK FACTORS

Difficulty in Forecasting Net Revenue

Hypercom's net revenue in any period is difficult to forecast. Some of the factors affecting net revenue include the timing of product purchases and the length of the sales cycle for Hypercom's products.

Hypercom POS Systems and its customers enter into purchase agreements that generally have a one-year term and minimum purchase commitments. However, customers are not required to make purchases at any particular times during the term of the agreement or to purchase products exclusively from Hypercom. Because the timing of product purchases in any given period is at the customers' exclusive discretion and control, net revenue for POS products is difficult to forecast.

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It is also difficult to forecast net revenue in certain international markets where large orders for complete systems occur more frequently than in the U.S. Due to the significant cost of buying complete systems, their sales cycle is long and difficult to predict.

Hypercom Network Systems operates with little backlog and, as a result, net revenue in any quarter is substantially dependent on the orders booked and shipped in that quarter. The highly technical nature of these sales generally results in a sales cycle that ranges from 12 to 18 months.

Hypercom's operating results are subject to other uncertainties, including the following:
* Industry and economic conditions;
* Competitive pressures;
* Type, timing, and size of orders and shipments for major customers;
* Variations in product mix and cost;
* Overhead costs;
* Obsolescence of inventory;
* Manufacturing or production difficulties; and
* Nonrecurring charges.


Significant Fluctuations in Quarterly Results

Hypercom's operating results vary from quarter to quarter. If sales and shipments in any quarter do not meet expectations, the results may be adversely affected. Any unexpected decline in the growth of the net revenue without a quick reduction in the growth of operating expenses could have a serious negative effect on operating results and financial condition. Hypercom cannot be sure that it will meet profitability objectives for a quarter if sales fall or the gross margin is reduced.


Seasonality

Hypercom continues to experience some degree of seasonality. For this reason, net revenue and results of operations are stronger in the first half of the fiscal year reflecting:
* Increased POS purchases to satisfy increased retail demand during the holiday season,
* Incentive programs VISA and MasterCard offer from July to December to encourage merchants to offer card-based payment systems, and
* Allocation of customers' capital budgets by the end of March with volume shipments beginning in July.


Risks Associated with International Operations and Foreign Currency
Fluctuations

Hypercom's net revenue from international sales for fiscal years 1996, 1997 and 1998 was approximately 58%, 56% and 57%, respectively, of Hypercom's net revenue. Hypercom expects that international sales will continue to account for a significant percentage of its net revenue in the foreseeable future. Accordingly, Hypercom is subject to risks associated with international operations. Examples of these risks include:
* Management of a multinational organization,
* Fluctuations in currency exchange rates,
* Compliance with local laws,
* Regulatory and product certification requirements,
* Changes in international laws and requirements,
* Tariffs and other trade barriers,
* Import and export controls,
* Restrictions on the repatriation of funds,
* Inflationary conditions,
* Staffing, employment, and severance issues,
* Political instability and economic downturns, which include the impact of revenue generated from Hypercom's shipments into Asia,
* War or other hostilities,
* Expropriation or nationalization of assets,
* Overlap of tax structures,
* Renegotiations or nullification of contracts, and
* Longer payment cycles.

In some countries these risks and other factors that relate to doing business abroad may have negative effects on Hypercom. Hypercom takes steps such as hedging to partially offset changes in currency exchange rates. However, there is no assurance that such strategies enable Hypercom to avoid losses due to changes in the exchange rate. In addition, the inability to effectively manage these and other risks could have a serious negative effect on Hypercom's business or financial condition.

Hypercom generally does not engage in hedging transactions that could partially offset the effects of fluctuations in currency exchange rates. However, as Hypercom continues to expand its international operations, exposure to gains and losses on foreign currency transactions may increase. Hypercom may choose to limit such exposure by entering into forward foreign exchange
contracts or engaging in similar hedging strategies.    For example, the
company recently entered into hedging transactions to mitigate the adverse effects of significant foreign currency fluctuations in Brazil. There can be no assurance that any currency exchange strategy would be successful in avoiding exchange-related losses or that the failure to manage currency risks will not have a material adverse effect on Hypercom's business, operating results or financial condition.


Uncertainty of Profitability for Hypercom Network Systems

Hypercom established Hypercom Network Systems in 1994 to continue to develop enterprise networking products and technologies for the electronic payments industry and to leverage these technologies to address other enterprise networking opportunities. Since its formation, Hypercom Network Systems has expended substantial sums on research and development and on establishing distinct manufacturing operations and distribution channels. Hypercom Network Systems has recently incurred losses as a standalone business, and management is implementing plans to return it to profitability. However, there can be no assurance that it will return to profitability, particularly in light of the competitive nature of the industry in which it operates.

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Industry and Technological Changes; Dependence on Development and Market
Acceptance of New Products

Hypercom believes that in the next few years the following factors will create major changes in the POS industry:
* Lower-cost products,
* Greater functionality at the point of sale,
* Faster and more accurate transaction processing,
* Improvements in security features, and
* Emerging technologies and payment programs.

In addition, the enterprise networking industry is characterized by rapid changes in technology and numerous new product introductions. Hypercom's success, particularly in the enterprise networking industry, will depend to a large degree upon its continued ability to offer new products and enhancements to its existing products to meet changing market and industry requirements. New products and technologies may have an effect on the sales of existing products and technologies. There can be no assurance that the introduction of new products and technologies will not have a material adverse affect on Hypercom's business and financial condition.

Developing new products and technologies is a complex, uncertain process requiring innovation and accurate anticipation of technological and market trends. Hypercom cannot provide complete assurance of its ability to successfully:
* Identify, develop, or manufacture new products and technologies,
* Market or support these new products and technologies,
* Control delays in introducing new products,
* Gain market acceptance for the new products and technologies,
* Respond to technological changes and new industry standards, and
* Respond to competitors' announcements of new products.

The inability to respond effectively to any of these challenges may have a negative impact on Hypercom's business and financial success. Hypercom may suffer other business and financial losses if it is successful in marketing new products and responding to competitive and industry changes. When changes to the product line are announced, Hypercom will be challenged to:
* Manage possible shortened life cycles for existing products,
* Continue to sell existing products, and
* Prevent customers from returning existing products.


Dependence on Current Management and Key Personnel

George Wallner, Albert A. Irato, Paul Wallner, and Jairo
Gonzalez are instrumental in Hypercom's development, growth, and operations. Hypercom has employment agreements with Mr. Irato and Mr. Gonzalez. However it does not have employment agreements with George Wallner, Paul Wallner, or any other member of senior management. Although Hypercom has no plans to enter into employment agreements with other executive officers or key employees, Hypercom may review the value of such employment agreements in the future.
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Hypercom is the beneficiary of key-man life insurance of $1.0 million on both
George Wallner and Paul Wallner. The loss of any of the key executives of Hypercom could have a negative effect on Hypercom's business and financial condition.

Hypercom's continued growth and operations also depend on the continued service of other key employees and the hiring of qualified new employees. Competition for highly skilled business, technical, marketing, and other staff is intense. Competition is particularly fierce given the current strong economy for high-technology companies. In addition, competing for skilled employees may result in increased compensation costs. If Hypercom is not successful in retaining and hiring qualified staff, negative effects on its business and financial condition may result.


Excess or Obsolete Inventory

Managing Hypercom's inventory of components and finished products is a complex task. Hypercom must avoid maintaining excess inventory as a result of:
* The need to maintain significant inventory of components that are in limited supply,
* Buying components in bulk for the best pricing,
* Responding to the unpredictable demand for products,
* Responding to customer requests for quick delivery schedules, and
* Storing products made obsolete by new product offerings.

If Hypercom accumulates excess or obsolete inventory, price reductions and inventory write-downs may result. Such a situation could adversely affect Hypercom's business and financial condition.


Competition

Hypercom is active in very competitive markets. Among the main competitive factors are the following:
* Product quality
* Reliability
* Performance
* Functionality
* Pricing
* Certification
* Upgradeability

Hypercom's main competition in the electronic payment industry is VeriFone, Inc. Hewlett-Packard Company acquired VeriFone, Inc. in 1997. Enterprise networking competitors include Cisco Systems, Inc, 3Com Corporation, and Motorola Information Systems Group. Some competitors have significantly greater financial and technical resources, better name recognition, and a larger customer base than Hypercom.

Hypercom faces additional competitive challenges in foreign countries. These factors include the following:
* Preferences for national vendors,
* Difficulties in obtaining necessary certifications and
* Difficulties in meeting the requirements of government policies

These competitive challenges may result in price discounts or other concessions and in sales lost to competitors. As a result, Hypercom's business and financial condition could suffer. In addition, Hypercom cannot be certain of its ability to compete successfully in the future.

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Dependence on Certain Suppliers and Third-Party Distributors

Hypercom contracts with an independent manufacturer to build networking products. It is also dependent on sole-source suppliers for microprocessors, some integrated circuits, and other electronic components. Other components are available from only a limited number of sources. Hypercom has generally been able to obtain adequate supplies of these products. However, in the future if Hypercom could not secure enough products or develop alternate sources, product introductions or shipments could be delayed. Significant delays could have a serious negative effect on Hypercom's business and financial condition.

Hypercom markets and distributes its products to end-users through third-party distributors. Third-party distributors are a prime channel for distribution in some international markets. In the U.S. they are becoming more important, especially for the enterprise networking products. Therefore, the ability to market and distribute products depends significantly on Hypercom's relationship with third-party distributors.

The performance and financial condition of distributors could have a negative impact on Hypercom's business and financial condition if:
* Hypercom's relationships with them were to deteriorate,
* They could not perform as expected or pay Hypercom, or
* Local laws prevented Hypercom from using distributors that perform poorly.


Reliance on Certain Hypercom POS Systems Customers

Many Hypercom POS Systems sales result from large purchases by a few large organizations. Although no one customer accounted for more than 10% of Hypercom's net revenue in fiscal 1998, the two largest customers accounted for 17.9% of the net that year. The five largest accounted for 28.9% of net revenue.

Hypercom typically enters into one-year purchase agreements with its larger customers. These agreements generally provide for minimum purchase commitments and do not require the customers to buy POS products from Hypercom exclusively.

Serious negative impacts could result if any of the larger POS customers delayed or stopped buying from Hypercom. Hypercom expects to continue to rely on a limited number of customers in any given period for a significant part of its net revenue.
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Further, customer demand can be adversely affected by many factors including the following:
* Budgetary constraints,
* Changes in the customer's competitive environment,
* Customer involvement in mergers or other strategic alignments,
* Price increases by Hypercom or its competitors,
* Personnel changes,
* The number, timing, and significance of new and enhanced products,
* The ability of Hypercom to market new and enhanced products, and
* General economic factors.

Hypercom cannot be assured that its important customers will continue to buy its products at historical or any particular level.

Impact of Industry Regulation and Standards

Before sales are completed in the United States, Hypercom's products must:
* Meet industry standards as imposed by VISA, MasterCard, and others,
* Be certified to connect to some public telecommunications networks,
* Comply with Federal Communications Commission (FCC) regulations, and
* Comply with Underwriters Laboratories regulations.

Similarly, before completing sales in foreign countries, Hypercom's products must comply with:
* Local telecommunications standards,
* Recommendations of quasi-regulatory authorities and
* Recommendations of standards-setting committees.

In addition, public carriers require that equipment connected to their networks comply with their own standards. These standards in part reflect their currently installed equipment. Some public carriers have equipment that does not fully meet current industry standards. Hypercom must address this issue in designing enterprise-networking products.

Although Hypercom believes its products currently meet all applicable industry standards, it has no assurance that its products will comply with future standards. Negative impacts to Hypercom's business and financial condition could result in the future if Hypercom cannot:
* Obtain needed regulatory approvals or certifications,
* Retain domestic or foreign approvals or certifications, and
* Meet new industry standards.

In addition, carriers set the tariffs that govern rates for public telecommunications services, including their features and capacity.
These services are subject to regulatory approval. Changes in the tariffs could have a serious negative effect on Hypercom's business and financial condition.

Hypercom must comply with state, federal, and international laws governing such areas as:
* Occupational health and safety,
* Minimum wages,
* Work hours and overtime,
* Retirement and profit-sharing plans and severance payments, and
* The use, storage, handling, and disposal of dangerous chemicals.
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Failure to comply with requirements could impose additional costs on
Hypercom. Such failure could also require Hypercom to stop some activities or otherwise have a serious negative effect on Hypercom's business and financial condition.


Product Defects

Hypercom offers very complex products. When they are first introduced or released in new versions, they may contain software or hardware defects that are difficult to detect and correct. Even though Hypercom and customers test all these products, it is likely that such errors will continue to be identified after products are shipped.

When they are detected, correcting these defects can be a time-consuming or impossible task. Software errors may take several months to correct, and hardware errors may take even longer. The existence of defects and delays in correcting them could result in negative consequences including:
* Delays in shipping products,
* Loss of market acceptance for Hypercom products,
* Additional warranty expenses,
* Diversion of resources from product development, and
* Loss of credibility with distributors and customers.

Because Hypercom's POS products are used to process payment transactions, the security features of such products are important. In general, these products are designed to comply with industry practices relating to transaction security. Failure of the security features could adversely affect the marketing of Hypercom products. Any violation of its product warranties resulting from security breaches could result in claims against Hypercom.


Dependence on Proprietary Technology

Hypercom seeks to establish and protect the proprietary aspects of its products by relying on patent, copyright, trademark, and trade secret laws. It also relies on confidentiality, licensing, and other contractual arrangements, all of which may provide only limited protection. Although Hypercom tries to protect its proprietary rights, unauthorized third parties may able to copy some portions of or to reverse engineer products to obtain technology that Hypercom regards as proprietary.

In addition, the laws of certain countries do not protect
Hypercom's proprietary rights to the same extent as U.S. laws. Accordingly, Hypercom may not be able to protect its proprietary technology against unauthorized copying or use, which could adversely affect Hypercom's competitive position.

Hypercom has applied for patents and trademarks that may not be granted. If they are granted, the patents may not cover all claims Hypercom is trying to protect. Further, a challenge could find any Company patent or trademark invalid and unenforceable.
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Hypercom products and technologies incorporate some subject matter it believes is in the public domain or otherwise within the rights of Hypercom to use. Such products and technologies include some designed and provided by third parties. These third parties could assert patent or other intellectual property infringement claims against Hypercom with respect to its products and technologies.

From time to time, third parties claim that Hypercom's products infringe their proprietary rights. Hypercom may experience similar claims in the future. Regardless of its merit, any claim can be time-consuming, result in costly litigation, and require Hypercom to enter into royalty and licensing agreements. The terms of these agreements may not be acceptable to Hypercom. If a claim against Hypercom is successful and Hypercom fails to develop or license a substitute technology quickly, it could be adversely affected.

Risks of Potential Acquisitions

Hypercom may acquire or make substantial investments in related businesses, technologies, or products in the future. Any acquisition or investment would entail various risks including the following:
* The difficulty of assimilating the technologies, operations and personnel of the acquired business, technology or product,
* The potential disruption of Hypercom's ongoing business and
* The possible inability of Hypercom to obtain the desired financial and strategic benefits from the acquisition or investment.

These factors could have a serious negative effect on Hypercom's business and financial condition. Future acquisitions and investments could also result in the following:
* Substantial cash expenditures,
* Potentially dilutive issuance of equity securities,
* The incurring of additional debt and contingent liabilities and
* Amortization expenses related to goodwill and other intangible assets that could adversely affect Hypercom's business, operating results, and financial condition.

The acquisition of the assets and business of The Horizon Group, Inc. has consumed and will continue to consume substantial management attention and resources of Hypercom, and will require substantial efforts and entail certain risks in the integration of its operations. There can be no assurance that anticipated cost savings or synergies will be achieved. Hypercom will be dependent on the retention and performance of Horizon's existing management and employees for the day-to-day management and future operation results of the business.

Voting Control by Existing Stockholders

George Wallner and Paul Wallner together own 63.4% of Hypercom's outstanding Common Stock. Accordingly, the Wallners have the ability to control the affairs of Hypercom, including the election of all directors to Hypercom's Board of Directors. They can also, except as otherwise provided by law, approve or disapprove other matters submitted to a vote of Hypercom's stockholders, including a merger, consolidation, or sale of assets. This voting control also may have the effect of delaying or preventing a change in control of Hypercom and may affect the price investors are willing to pay in the future for shares of Hypercom's Common Stock.
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Potential Volatility of Stock Price

In recent years, the stock market has experienced extreme price changes. The market price of Hypercom's Common Stock has been and may continue to be affected by various factors such as the following:
* Quarterly variations in Hypercom's operating results,
* Changes in revenue growth rates for specific geographic areas, business units, products, or Hypercom as a whole,
* Earnings estimates or changes in estimates by market analysts,
* Speculation in the press or analyst community,
* Announcement of new or enhanced products by Hypercom or its competitors and
* General market conditions or market conditions specific to particular industries.

Anti-takeover Effect of Certain Charter and Bylaw Provisions and Delaware Law

Hypercom has provisions in its Amended and Restated
Certificate of Incorporation and Amended and Restated Bylaws, which:
* Make it more difficult for a third party to take control of Hypercom,
* Discourage a third party from attempting to take control of Hypercom or
* Limit the price some investors are willing to pay for shares of Hypercom's Common Stock,
* Enable Hypercom to issue Preferred Stock without a vote or other stockholder action,
* Provide for a classified Board of Directors and regulate nominations for the Board of Directors,
* Make it more difficult for stockholders to take certain corporate actions and
* Delay or prevent a change in control of Hypercom.

In addition, certain provisions of Delaware law applicable to Hypercom could also delay a merger, tender offer, or proxy contest or make one more difficult.

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